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                                                                     Exhibit 5.1



                   [Morgan, Lewis & Bockius LLP Letterhead]
                                 April 24, 2002



D&E Communications, Inc.
124 East Main Street
P.O. Box 458
Ephrata, PA 17522-0458


Re:   Registration Statement on Form S-4 of D&E Communications, Inc.


Ladies and Gentlemen:


We are acting as special counsel to D&E Communications, Inc., a Pennsylvania corporation ("D&E Communications"), in connection with the preparation and filing of the above captioned Registration Statement on Form S-4 with the United States Securities and Exchange Commission (the "Registration Statement") relating to the offering of up to 9,830,708 shares of common stock, par value $0.16 per share, of D&E Communications (the "Shares"), which Shares may be issued in connection with the merger (the "Merger") of D&E Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of D&E Communications ("Merger Sub"), with Conestoga Enterprises, Inc., a Pennsylvania corporation ("Conestoga"), upon the terms and subject to the conditions of the Amended and Restated Agreement and Plan of Merger ("Merger Agreement"), dated as of January 9, 2002, among D&E Communications, Merger Sub and Conestoga. Of the 9,830,708 Shares, 363,640 shares relate to the outstanding options of Conestoga that, upon consummation of the Merger, will be converted into the right to purchase shares of D&E Communications.


In connection with this opinion, we have reviewed the Amended and Restated Articles of Incorporation and By-Laws of D&E Communications as in effect on this date, and the Registration Statement (including exhibits), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of D&E Communications, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

In giving the opinion contained herein, we have, with your approval, relied upon oral and written representations of officers of D&E Communications and certificates of D&E Communications officers and public officials with respect to the accuracy of the factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

We are members of the Bar of the Commonwealth of Pennsylvania and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the Commonwealth of Pennsylvania.

Based upon and subject to the foregoing, and assuming (i) the requisite vote by D&E Communications shareholders is obtained regarding the issuance of the Shares, (ii) the requisite vote by Conestoga shareholders is obtained regarding adoption of the Merger Agreement, (iii) the proper filing of Articles of Merger with the Secretary of the Commonwealth at the Pennsylvania Department of State Corporation Bureau and (iv) the Shares are issued as described in the Registration Statement and in accordance with the terms and conditions of the Merger Agreement including provisions relating to outstanding options of Conestoga, we are of the opinion that the Shares being registered under the Registration Statement, will be validly issued, fully paid, and non-assessable.


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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement, and to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP